SHARE PURCHASE AGREEMENT

This SHARE PURCHASE AGREEMENT (the “Agreement”) dated as of February 14, 2022 is entered into by and among:

Push Delivery Pte Ltd. (“Push Delivery”), a corporation registered under the laws of the Republic of Singapore with office address at Grace Global Raffles, #10-02, 137 Market Street, Singapore, 048943, hereinafter represented by its Chief Executive Officer, Dennis Nguyen, and referred hereto as the “BUYER”;

and

MICHAEL GEORGE C. LIM, of legal age, Filipino, with residence address at Unit 9A Cluster 3 Greenhills Garden Square Col. Bonny Serrano Ave., Bagong Lipunan ng Crame, Quezon City;

ALDRIN M. CERRADO, of legal age, Filipino, with residence address at Unit 6G The Grand Hamptons Tower 2, Fort Bonifacio, Taguig City;

KRYSTAL LYN T. UY, of legal age, Filipino, with residence address at 46 A. Bonifacio St., Karuhatan, Valenzuela City;

JOSHUA RUEBEN G. ARAGON, of legal age, Filipino, with residence address at 24 Sampaguita St., Valle Verde 2, Ugong, Pasig City;

JENNIFER ANN L. SEE, of legal age, Filipino, with residence address at 80 Elisco Road, San Joaquin, Pasig City;

GMELINA O. GUIANG, of legal age, Filipino, with residence address at 48-A Alley 2 Road 8, Project 6, Quezon City;

LAURENCE ERICH C. CO, of legal age, Filipino, with residence address at 10 Tagdalit Street, Manresa, Quezon City;

They are all collectively known as the “SELLERS”/ “SELLER”.

As the “Seller” comprises more than one person:

(a)	references to the “Seller” means each of those persons and references to “Sellers” means those persons collectively;
(b)	references to a “Party” means each of the persons constituting the Seller;
(c)	references to “Parties” means collectively the Sellers;
(d)	the liability of each Seller under this Agreement is several.

WHEREAS:

1.	NEW RETAIL EXPERIENCE, INCORPORATED (“NREI” or the “Corporation”) is a corporation duly organized and existing under the laws of the Philippines, having its registered office at Unit 405 Sofia Tower Don A. Roces Avenue Laging Handa, Quezon City, Second District, NCR, Philippines 1103.
2.	The Corporation has an authorized capital stock of Fifteen Million Pesos (Php15,000,000.00) divided into Fifteen Million (15,000,000) founders voting shares with a par value of One Peso (Php1.00) per share, out of which Three Million Seven Hundred Fifty Thousand Pesos (Php3,750,000.00), divided into Three Million Seven Hundred Fifty Thousand (3,750,000) founders voting shares with a par value of Php1.00 per share is subscribed and paid.
3.	The Sellers are the legal and beneficial owners of an aggregate of Three Million Seven Hundred Fifty Thousand (3,750,000) founder’s voting shares with a par value of Php1.00 each, comprising one hundred percent (100%) of the issued and outstanding capital stock of NREI.
4.	The Buyer has offered to purchase the shares of stock of the Sellers and the Sellers have agreed to sell, assign and transfer to the Buyer one hundred percent (100%) of the outstanding capital stock of NREI, on the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, the Parties agree as follows:

ARTICLE I

SALE AND PURCHASE OF THE SHARES

1.1 Sale and Purchase

In consideration of the Purchase Price set forth in Section 2.1 and subject to the terms and conditions of this Agreement, each of the Sellers hereby agree to sell, transfer and convey his/her respective Shares to the Buyer, and the Buyer agrees to purchase the Shares from the Sellers, together with all rights, including without limitation, dividend, rights, attached or accruing to the Shares upon execution of this Agreement.

1.2 Encumbrances

The Shares shall be sold, transferred and conveyed by the Sellers and purchased by the Buyer, free and clear from any and all encumbrances.

1.3 Shares

The shares which are the subject of this Agreement are set below, comprising One Hundred Percent (100%) of the outstanding capital stock of NREI:

Name of Stockholder	Number of Shares	Paid-up Capital
1. Michael George C. Lim	2,527,500	Php2,527,500.00
2. Mr. Aldrin M. Cerrado	262,500	262,500.00
3. Ms. Krystal Lyn T. Uy	375,000	375,000.00
4. Mr. Joshua Rueben G. Aragon	187,500	187,500.00
5. Ms. Jennifer Ann L. See	187,500	187,500.00
6. Ms. Gmelina O. Guiang	105,000	105,000.00
7. Mr. Laurence Erich C. Co	105,000	105,000.00
TOTAL	3,750,000	Php3,750,000.00

ARTICLE II

PURCHASE PRICE

2.1 Purchase Price

The purchase price for the Shares is ONE MILLION US DOLLARS (US$1,000,000.00) (the “Purchase Price”) and shall be paid to each Seller, as follows:

Name of Stockholder	Number of Shares	% Shareholding	Amount to be paid (US$)
1. Michael George C. Lim	2,527,500	67.40%	674,000
2. Mr. Aldrin M. Cerrado	262,500	7.00%	70,000
3. Ms. Krystal Lyn T. Uy	375,000	10.00%	100,000
4. Mr. Joshua Rueben G. Aragon	187,500	5.00%	50,000
5. Ms. Jennifer Ann L. See	187,500	5.00%	50,000
6. Ms. Gmelina O. Guiang	105,000	2.80%	28,000
7. Mr. Laurence Erich C. Co	105,000	2.80%	28,000
TOTAL	3,750,000	100.00%	1,000,000

2.2 Manner of Payment

(a)	All payments due under this Agreement shall be in US Dollars (US$) payable in the manner set forth herein below.

(b)	Upon execution of this Agreement, the amount of Two Hundred Thousand US Dollars (US$200,000.00), shall be paid in cash by remitting to the bank accounts of each of the Sellers listed below:

Name of Stockholder	Bank and Account Number	Amount to be paid in cash (US$)
1. Michael George C. Lim	Bank of the Philippine Islands Account # 2389-1136-65 Name: Michael George C. Lim Swift: BOPIPHMM	134,800
2. Mr. Aldrin M. Cerrado	Metropolitan Bank & Trust Company Dollar Account # 2 6422 6400 9167 Name: Aldrin M. Cerrado Swift: MBTCPHMM	14,000
3. Ms. Krystal Lyn T. Uy	BDO Unibank Account # 100590059114 Name: Krystal Lyn T Uy Swift: BNORPHMM	20,000
4. Mr. Joshua Rueben G. Aragon	BDO Unibank Account # 000470750510 Name: Joshua Rueben Go Aragon Swift: BNORPHMM	10,000
5. Ms. Jennifer Ann L. See	Philippine Bank of Communications Dollar Account # 0229-27-100126-3 Name: Lord Irwin See and Jennifer Ann See Swift: CPHIPHMM	10,000
6. Ms. Gmelina O. Guiang	BDO Unibank Account # 741 001 7330 Name: Gmelina Guiang and or Ferdinand Sia Swift: BNORPHMM Name: Laurence Erich Co	5,600
7. Mr. Laurence Erich C. Co	Philippine National Bank Dollar Account No. 1051 1003 9550 Name: Laurence Erich Co Swift: PNBMPHMM	5,600
TOTAL		200,000

(c) The remaining Eight Hundred Thousand US Dollars (US$800,000.00) shall be paid to the Sellers in proportion to their shareholdings pursuant to Section 2.1 above in Society Pass Incorporated NASDAQ listed shares. The value of the listed shares shall be based on the quoted closing NASDAQ price of the trading day immediately before the Closing.

ARTICLE III

CLOSING

3.1 Time and Date of the Closing

Closing shall take place upon execution of this Agreement with the payment of the amount of Two Hundred Thousand US Dollars (USD200,000.00) and issuance of the NASDAQ listed shares to the Sellers pursuant to Section 2.2 (b) and (c), respectively.

All transactions required to be executed and actions required to be performed each on Closing Date shall be deemed to have taken place simultaneously, and no transaction or action shall be deemed completed and no document shall be deemed to have been delivered until all transactions are completed and all actions are performed.

3.2 Deliverables Upon Closing

The following transactions and actions shall be executed or performed, as the case may be, upon Closing:

(a)	Delivery of the amount of Two Hundred Thousand US Dollars (USD200,000.00) in cash gross of bank fees by the Buyer to the Seller under Section 2.2(b).

(b)	Execution of Deeds of Assignments for all the Shares of the stockholders in favor of the Buyer, substantially in the form attached hereto as Exhibit “A”.

(c)	Delivery of the Original Deed of Assignment and Waiver of Moral Rights dated August 12, 2021, where Krevi Krew, Inc. assigned and waived its moral rights over the PUSHKART.PH Online Grocery Website software in favor of NREI;

(d)	Delivery to the Buyer of duly endorsed original stock certificates for all the Shares.

(e)	Delivery of duly signed originals of the letters of resignation of the current directors of NREI.

(f)	Delivery of Voting Trust Agreements or Proxy Forms in favor of Buyer and its assignees pending the acquisition of the CAR.

(g)	Delivery of original corporate documents relating to the registration of NREI with the applicable government entities, listed in Exhibit “B”.

(h)	Delivery of original Deed of Assignment with Waiver of Moral Rights and Trademark regarding the intellectual property rights over the software and the trademark in favor of the Buyer substantially in the form attached hereto as Exhibits “C” and “D”

(i)	Delivery of a Certification issued by the existing Board of Directors of NREI that Michael George Lim has fully indemnified and paid NREI of any and all outstanding loans and tax obligations he may have with NREI.; and

(j)	Delivery of Board Resolution authorizing and approving the issuance of seven (7) founders voting shares from the unissued shares to seven (7) designated nominees of the BUYER.

(k)	Election of three (3) nominees of the Buyer to the Board of Directors of NREI including a change in the current signatories of the Corporation in the name of the Buyer’s nominees in a stockholders’ meeting validly called for such purpose.

(l)	Upon completion of the Closing, NREI shall simultaneously conduct its Annual Stockholders’ Meeting and SELLERS shall cause the election of BUYER’s seven (7) nominees to the Board of Directors who shall formally organize for the election of the officers and designation of the signatories, all of whom shall be nominees of the BUYER.

3.2       Deliverables Post-Closing

Within five (5) days post Closing, BUYER shall deliver to SELLERS digital stock NASDAQ SoPA certificates registered in the names of the Sellers.

3.3        Delivery of Closing Documents

The documents above-enumerated are to be delivered to Buyer’s counsel who shall be duty-bound not to release them to Buyer until confirmation that the digital stock NASDAQ SoPA Certificates have been registered in the names of the Sellers.

ARTICLE IV

CONDITIONS PRECEDENT TO CLOSING

4.1 Conditions to the Obligations of the Sellers

The obligation of the Sellers to complete the sale and purchase under this Agreement is subject to the satisfaction or fulfillment at or prior to Closing Date of each of the following conditions, any of which may be waived in whole or in part by the Sellers in writing:

(a)	all representations and warranties of the Buyer contained in this Agreement shall be true and correct in all respects at and as of the Closing Date with the same effect as though such representations and warranties were made at and as of Closing Date;

(b)	the Buyer shall have performed and complied in all material respects with the covenants and agreements required by this Agreement to be performed or complied with at or prior to Closing Date;

(c)	there is in effect no law or injunction issued by a court of competent jurisdiction making illegal, void, unenforceable or otherwise prohibiting or restraining the consummation of the transactions contemplated by this Agreement.

4.2 Conditions to the Obligations of the Buyer

The obligation of the Buyer to complete the sale and purchase under this Agreement is subject to the satisfaction or fulfillment at or prior to the Closing Date of each of the following conditions, any of which may be waived in whole or in part by the Buyer in writing:

(a)	all representations and warranties of the Sellers contained in this Agreement shall be true and correct in all respects at and as of the Closing Date with the same effect as though such representations and warranties were made at and as of Closing Date;

(b)	the Sellers shall have performed and complied in all material respects with the covenants and agreements required by this Agreement to be performed or complied with at or prior to Closing Date;

(c)	there is in effect no law or injunction issued by a court of competent jurisdiction making illegal, void, unenforceable or otherwise prohibiting or restraining the consummation of the transactions contemplated by this Agreement.

4.3	Management Transition

Upon execution of this Agreement until Closing, the Parties shall agree on a smooth transition of corporate governance and management, subject to Section 7.1 below.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE SELLERS

5.1 Representations and Warranties of each Seller

(a)	The Sellers are of legal age and has full capacity to execute, deliver, and perform this Agreement.

(b)	The execution and delivery of the Agreement by the Sellers and the consummation by the Sellers of the transactions contemplated hereby have been duly consented in writing by the legal spouse of the Sellers, if any, and no further approval is necessary to authorize the execution and delivery by the Sellers of this Agreement or the consummation by the Seller of the transactions contemplated hereby.

(c)	This Agreement and each other document or instrument executed or to be executed in connection herewith have been duly and validly authorized, executed, and delivered by the Sellers and, assuming due authorization, execution, and delivery by the Buyer, are legal, valid and binding obligations of the Seller, enforceable against him in accordance with their respective terms.

(d)	The execution, delivery and performance by the Sellers of this Agreement (i) do not and will not violate any provision of applicable law and (ii) do not and will not violate any agreement, judgment, injunction, order, decree or other instrument binding upon the Seller or any of its assets.

(e)	The execution and delivery by the Sellers of this Agreement will not require the consent or approval of any Government Authority, government agencies in the Philippines and outside the Philippines.

5.2 Representations as to Ownership and Title

Each Seller represents and warrants as to itself only that (i) he or she is the absolute legal and beneficial owners of his or her respective Shares, with good, legal, marketable and indefeasible title to such Shares; (ii) the respective Shares of each Seller are fully paid, non-assessable and are free and clear of any and all Encumbrances; (iii) the tax returns and corresponding taxes due on the acquisition of the respective Shares of each Seller have been filed and paid with the Bureau of Internal Revenue (“BIR”); (iv) corresponding Certificates Authorizing Registration (“CAR”) have been issued by the BIR in favor of the Seller, if applicable; (v) upon completion of the transactions contemplated herein, the Buyer shall acquire an absolute, valid and indefeasible title over the Shares and shall be able to exercise all rights, including full voting rights, with respect to such Shares. Each Seller hereby waives all rights, interests and options on his or her respective Shares which may have accrued prior to Closing Date.

5.3 Representations and Warranties in Respect of NREI

The Sellers represent and warrant that

(a)	NREI is validly incorporated, organized and subsisting in accordance with all applicable Philippine laws. NREI is in good standing with the Securities and Exchange Commission (“SEC”).

(b)	NREI has a valid and existing Business Permit from Quezon City.

(c)	The Audited Financial Statements of NREI for the year ending December 31, 2020, and the interim financial statements until the date of the First Closing have been prepared in accordance with Philippine Financial Reporting Standards and present fairly, in all material respects, the financial position of NREI as of such date and the results of its operations as of such period. The AFS has been submitted to the Bureau of Internal Revenue (“BIR”) and the SEC.

(d)	There is no (i) pending dispute between NREI and the BIR and (ii) tax audit or investigation being undertaken by the BIR. To the best of Sellers’ knowledge, NREI has maintained proper and adequate records to enable it to comply in all material respects with its obligations to (i) prepare and submit any information, notices, computations, returns and payments required in respect of applicable tax laws; (ii) prepare any accounts necessary for compliance with applicable tax laws; and (iii) retain necessary records as required by applicable tax laws. To the best of Sellers’ knowledge, there is no material liability on NREI for any taxes in respect of any period up to the Closing Date for which a claim could be made by a taxing authority with jurisdiction over NREI and there are no circumstances of which Sellers are aware to give rise to such a liability.

(e)	All material contracts to which NREI is a party are valid and enforceable against the contract counterparty and have been entered into for valid consideration. To the best of Sellers’s knowledge, NREI is not in default of any material contract nor has anything occurred or been omitted with respect to a material contract that would be a default but for the requirement of notice or lapse of time or both.

(f)	There has not been any loans or debt (whether or not due for payment and including contingent liabilities) or unfulfilled obligations owed by NREI, or other loans, credit facilities or financing arrangements to which NREI is a party either as a debtor, guarantor or surety. These include loans or debt secured in the ordinary course of business.

(g)	NREI is not liable for any arrears in wages, compensations, benefits, pensions, premiums, taxes or penalties for failure to comply with any applicable laws or regulations and has no liability under any employment contract or arrangement and neither are there claims in existence or pending against NREI from any employee.

(h)	NREI is registered with the National Privacy Commission.

(i)	NREI has commenced registration with the Social Security System, Home Development Mutual Fund and Philippine Health Insurance Commission and paid all the assessed fines and penalties for late registration.

(j)	The Deed of Assignment and Waiver of Moral Rights in favor of NREI for the registration of the software: Pushkart.ph Online Grocery Website, was filed with the National Library Office and that NREI warrants that there is no legal impediment to transfer the Certificate of Registration in the name of NREI.

Sellers further warrant to execute, deliver and perform all necessary actions as may be necessary to complete the application for the transfer of registration of the software: Pushkart.ph Online Grocery Website in the name of NREI.

(k)	There is no legal impediment for the future registration of Magento Community Edition 1.9 software with the National Library and Intellectual Property Office in the name of NREI.

Sellers further warrant to execute, deliver and perform all necessary actions as may be necessary to complete the application for the transfer of registration of the software: Magento Community Edition 1.9 in the name of NREI.

(l)	There shall be no action or decision that will be performed by the Corporation that may prejudice the rights and interests of the BUYER prior to the Closing.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF THE BUYER

6.1 Organization

Push Delivery Pte Ltd is a corporation duly organized, validly existing, and in good standing under the laws of the Republic of Singapore.

6.2 Authority

(a)	The Buyer has all requisite corporate power and authority to enter into and deliver this Agreement, and each other document or instrument executed or to be executed in connection herewith, to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

(b)	The execution and delivery by the Buyer of this Agreement and each other document or instrument executed or to be executed in connection herewith, the performance by the Buyer of its obligations herein and therein and the consummation by the Buyer of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Buyer.

(c)	This Agreement has been, and each other document or instrument to be executed in connection herewith shall be, duly executed and delivered by the Buyer.

(d)	Assuming the due authorization, execution and delivery of this Agreement and each other document or instrument executed or to be executed in connection herewith by the Sellers, this Agreement constitutes, and each other document or instrument executed or to be executed in connection herewith when so executed and delivered will constitute legal, valid and binding obligations of the Buyer enforceable against the Buyer in accordance with their terms.

(e)	Upon complete payment of the Purchase Price and execution of all Deeds of Assignment covering the Shares, the Buyer represents that it has the capacity and ability to own and operate NREI, subject to the increase in authorized capital stock which will be applied for with the Securities and Exchange Commission to comply with the Retail Trade Liberalization Act or Republic Act No. 8762.

ARTICLE VII

COVENANTS AND AGREEMENTS

7.1 Conduct of the Business of NREI

During the period between the date of this Agreement and the Closing, the Sellers shall use commercially reasonable efforts to cause their respective nominees in the board of directors of NREI to cause NREI to operate its business in the ordinary course in accordance with law and applicable legal and administrative requirements and so as to maintain it as a going concern, and not to do anything which is not in the ordinary course of business except as contemplated by this Agreement or as consented to in writing by the Buyer (which consent the Buyer will not withhold, delay or condition unreasonably). Therefore, by way of example only and without prejudice to the generality of the foregoing, but subject to any prohibitions in law, the Sellers will cause NREI (or its nominees in the Board of Directors of NREI) without prior written consent of the Buyer (which consent the Buyer will not withhold, delay or condition unreasonably), not to:

(a)	assume any material debt or obligation other than in the ordinary course of business;

(b)	grant or obtain guarantees and/or execute loans or other financial instruments;

(c)	waive or assign any material right, including right to receivables;

(d)	release, discharge or compound any material liability or claim;

(e)	with respect to the directors, officers or employees of NREI:

i.	increase the renumeration or the terms of the remuneration payable to any of them;

ii.	pay or agree to pay any further contribution or benefits not required or permitted by any existing plan or agreement to any of them;

iii.	enter any employment agreement (other than as required to maintain its business in the ordinary course) or resolve to dismiss any of them (other than with cause or by mutual agreement);

except as such activities are required to be performed by mandatory provisions of law.

(f)	make any material investment expenditure or undertake to make any material investment expenditure, except in the ordinary course of business;

(g)	make any change as to the manner of keeping books, accounts, or records of NREI, or in the accounting practices therein reflected, except as required by law or the Philippines Financial Reporting Standards respectively;

(h)	pass shareholders’ resolution other than in the ordinary course of business;

(i)	issue new shares, or issue any securities convertible into or carrying the right to subscribe quotas or enter into any agreement obliging it to do any of the foregoing;

(j)	declare or pay any dividends or other distribution with respect to the shareholdings held in NREI;

(k)	other than in the ordinary course of business, terminate, withdraw, or amend (other than the usual extensions) any material contract to which it is a party; and

(l)	purchase, sale, transfer or otherwise dispose in whole or in part of material shareholdings, assets, business, undertaking or revenues;

7.2 Taxes; Transaction Costs

(a)	The Buyer shall bear its own expenses in connection with the authorization, preparation, execution of, and performance of its obligations under this Agreement and all other documentation and actions contemplated hereby.

(b)	Any documentary stamp tax, or any other tax in the nature of a transfer or recordation tax, due on the transfer of the Shares shall be for the sole account of the Buyer. The capital gains tax, if any, or any other income tax arising from the transfer of the Shares shall be for the sole account of each of the Sellers. The Sellers shall deliver to the Buyer the Certificate Authorizing Registration (“CAR”) within a period of SIXTY (60) days from the Closing Date; provided that such period may be extended by the mutual consent of the Buyer and each of the Sellers.

ARTICLE VIII

TERMINATION

8.1 Mutual Agreement to Terminate

This Agreement and the transactions or actions contemplated herein may be terminated and abandoned by the written mutual consent of the Buyer and Sellers.

8.2	Termination by Notice
a.	This Agreement and the transactions contemplated herein may be terminated and abandoned by either the Sellers or the Buyer if any Governmental Authority with jurisdiction over such matters shall have issued a final and non-appealable Governmental Order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement immediately upon receipt by the other Party of the Notice of Termination; provided, however, that neither the Sellers nor the Buyer may terminate this Agreement pursuant to this Section unless the Party seeing to terminate this Agreement has used all commercially reasonable efforts to oppose any such Government Order vacated or made inapplicable to the transactions contemplated by this Agreement.

b.	This Agreement shall be terminated due to any substantial breach of the obligations under this Agreement, including but not limited to non-payment of the Purchase Price upon execution of this Agreement.

8.3 Effects of Termination

The obligations of the parties under Article 9, and Sections 10.1, 10.4, 10.6, 10.7, 10.12 and 10.13 below, shall survive notwithstanding the termination of this Agreement under any of the foregoing Sections of this Article 9.

The Termination of this Agreement by either Party shall entitle the other Party to reimbursement of all of its documented reasonable costs incurred in connection with the authorization, preparation, execution of, and performance of its obligations under this Agreement. In addition, the Party who caused the Termination shall immediately, without demand, return any and all documents delivered by the Sellers pursuant to this Agreement.

ARTICLE IX

ANNOUNCEMENTS AND CONFIDENTIALITY

9.1 Announcements

(a)	No announcements concerning the existence or the subject matter of this Agreement or any ancillary matter shall be made by or on behalf of each of the Sellers without the prior written approval of the Buyer.

(b)	Notwithstanding the provisions of Section 9.1(a) of this Agreement, the Sellers may make announcement concerning the existence of the subject matter of this Agreement if required by (i) applicable law or (ii) any Governmental Authority to which that the Sellers are subject to or submit to, wherever situated.

(c)	Any announcement which is allowed under Section 9.1 (b) of this Agreement shall be given after the Sellers making the announcement has (i) to such extent permitted by law, first given notice to the Buyer of its intention to make such announcement and (ii) taken all such steps as may be reasonable and practicable under the circumstances to agree to the contents of such announcements with the Buyer.

9.2 Confidentiality of the Agreement

Each Party shall (and shall cause its directors, officers, employees, agents and advisors to) at all times:

(a)	keep this Agreement, the negotiations and relating to any of the provisions in this Agreement, the transactions or actions contemplated by this Agreement and the documents prepared or executed as a result thereby strictly confidential and shall not disclose these to any other person.

(b)	not use any information referred to in Section 9.1(a) for any other purpose other than in relation to the proper performance of its obligations and the exercise of its rights under this Agreement.

9.3 Exceptions to Section 9.2

The provisions of Section 9.2 above shall not apply to:

(a)	any information in the public domain otherwise than by breach of this Agreement;

(b)	information in the possession of a Party before that information was disclosed to it by or on behalf of the other Party which was not obtained under any obligation of confidentiality;

(c)	information obtained from a third party which is free to disclose the same, and which is not obtained under any obligation of confidentiality;

(d)	information if and to the extent required by law or any Governmental Authority; or

(e)	information provided to a Party’s advisers, representatives, consultants and auditors, provided that any such party agrees to keep all such information confidential in accordance with Section 9.2 of this Agreement.

9.4 Other Confidential Information

The Parties agree that the confidentiality and non-use obligations set forth in Term Sheet dated 3 August 2021 with respect to any Confidential Information, shall continue to be effective.

ARTICLE X

MISCELLANEOUS

10.1 Notices

(a)	All notices, request, demands, claims and other communications that are required or may be given to the Sellers pursuant to this Agreement must be in writing and delivered personally against written receipt or by reputable courier to:

SELLERS

Name of representative: MICHAEL GEORGE LIM

Address: Unit 9A Cluster 3, Greenhills Garden Square, Col. Bonny Serrano Ave., Quezon City

Email address: mike@pushkart.ph

Phone number: +63917 883 0284

(b)	All notices, request, demands, claims and other communications that are required or may be given to the Buyer pursuant to this Agreement must be in writing and delivered personally against written receipt or by reputable courier to:

BUYER

Name of representative: Dennis Nguyen

Address: Grace Global Raffles, #10-02, 137 Market Street, Singapore, 048943

Email address: dennis@thesocietypass.com

Phone number: +65-6518-9382

(c)	Any such notice or other communication will be deemed to have been given (i) if personally delivered, when so delivered, against written receipt, (ii) if sent by reputable overnight courier two (2) business days after being so sent.

(d)	Any notice, request, demand, claim or other communication given hereunder using any other means (including ordinary mail or electronic mail) shall not be deemed to have been duly given unless and until such notice, request, demand, claim or other communication is actually received by the individual for whom it is intended.

10.2 Assignment

Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by the Sellers or the Buyer without the prior written consent of the other Parties (such consent not to be unreasonably withheld or delayed) and any purported assignment or delegation in violation hereof shall be null and void.

10.3 Amendments and Waiver; Exclusive Remedies

(a)	This Agreement may not be modified or amended except in writing signed by the Party or Parties against whom enforcement is sought.

(b)	The terms of this Agreement may be waived only by a written instrument signed by the Party or Parties waiving compliance.

(c)	No waiver of any provision of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise provided.

(d)	No delay on the part of any Party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. Whenever this Agreement requires or permits consent by or on behalf of a Party, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 10.3 The rights and remedies herein provided shall be the exclusive rights and remedies available to the Parties hereto at law or in equity.

10.4 Entire Agreement

(a)	This Agreement and the related documents contained or attached as exhibits hereto or expressly contemplated hereby or referred to herein (including, without limitation, the Confidentiality Agreement) contain the entire understanding of the Parties relating to the subject matter hereof and supersede all prior written or oral and all contemporaneous oral agreements and understandings relating to the subject matter hereof.

(b)	All the exhibits contained in this Agreement are hereby incorporated by reference into and made part of this Agreement for all purposes.

10.5 No Third-Party Beneficiary

This Agreement is made for the sole benefit of the Parties hereto and their respective successors, executors and permitted assigns, and nothing contained herein, express or implied, is intended to or shall confer upon any other Person or any third-party beneficiary, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

10.6 Governing Law

This Agreement will be governed by and construed and interpreted in accordance with the laws of the Republic of the Philippines.

11.7 Neutral Construction

(a)	The Parties hereto confirm and agree that this Agreement was negotiated fairly between them at arm’s length and that the final terms of this Agreement are products of the Parties’ negotiations.

(b)	Each Party confirms that it has sought and received legal counsel of its own choosing with regard to the contents of this Agreement and the rights and obligations affected hereby.

(c)	The parties hereto confirm that this Agreement shall be deemed to have been jointly and equally drafted by them, and that no provisions of this Agreement should be construed against either Party on the grounds that such Party drafted or was more responsible for drafting such provision.

10.8 Severability

In the event that any one or more of the provisions or parts of a provision contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement, but this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision or part of a provision had never been contained herein and such provision or part shall be reformed so that it would be valid, legal and enforceable to the maximum extent permitted, provided that any such reform or construction does not affect the economic or legal substance of the transactions contemplated hereby in a manner adverse to any Party.

10.9 Headings; Construction

The descriptive headings of the Articles, Sections and Sub-Sections of this Agreement are inserted for convenience only and in case of conflict, the body of each Article, Section or Sub-section shall at all times prevail over its heading. Unless otherwise indicated, any reference in this Agreement to an Article, Section or Sub-section refers to the specified Article, Section or Sub-section in this Agreement.

10.10 Counterparts

This Agreement may be executed and delivered in one or more counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument. If this Agreement is executed and delivered in counterparts, any party may thereafter require that both Parties originally execute and deliver as sufficient number of additional copies of this Agreement so that each Party may have two fully executed originals of this Agreement.

10.11 Dispute Resolution

Any dispute, controversy or claim arising in connection with this Agreement, or the subject matter of this Agreement, including such dispute as to the formation, validity, interpretation, performance, breach, effect and termination of this Agreement (a “Dispute”), shall be resolved amicably by the Sellers and the Buyer in accordance with the following:

(a)	The Sellers and Buyer mutually desire that friendly collaboration be maintained between themselves. Accordingly, they shall try to resolve in a friendly manner all disagreements and misunderstandings connected with their respective rights and obligations under this Agreement, including any amendments hereof.

(b)	To the extent that any dispute cannot be resolved agreeably in a friendly manner, the dispute may be mediated by such mutually-acceptable mediator as may be chosen by the Parties within forty-five (45) days after written notice by the Party seeking mediation. The Parties may also agree to attempt some other form of Alternative Dispute Resolution (“ADR”) in lieu of mediation including by way of example applying the Philippine Dispute Resolution Inc. (“PDRCI”) Arbitration rules.

(c)	Nothing in this clause will prevent either party from resorting to judicial proceedings.

(d)	Each Party shall bear its own costs of mediation or ADR, but Buyer and Sellers agree to share equally the costs of the arbitrator, mediator, or other person or forum to whom or to which the Parties jointly appeal for assistance in resolving a dispute.

10.13 Indemnification

Each Seller severally covenants and agrees to indemnify the Buyer, its shareholders, officers, directors, employees, agents and affiliates from and against any and all losses, liabilities, claims, causes of action, suits, damages and expenses (including reasonable attorney’s fees and expenses) on account of any inaccuracy in any representation or breach of any warranty or covenant made by such Seller pursuant to this Agreement, and resulting from any acts or events which occurred prior to the Closing Date.

Each Buyer severally covenants and agree to indemnify the Sellers, its shareholders, officers, directors, employees, agents and affiliates from and against any and all losses, liabilities, claims, causes of action, suits, damages and expenses (including reasonable attorney’s fees and expenses) on account of any inaccuracy in any representation or breach of any warranty or covenant made by such Buyer pursuant to this Agreement.

10.14 Exclusive Venue

The Parties agree and stipulate that the exclusive venue of any arbitration proceeding or any other proceeding including court proceeding, under this Agreement shall be the City of Makati (the “Agreed Venue”), to the exclusion of all other venues. For this purpose, the Parties also expressly consent to personal jurisdiction in the Agreed Venue.

[SIGNATURE PAGES FOLLOW]

1

WITNESS OUR HANDS this14th day of February 2022 at __________________.

Michael George C. Lim Seller TIN: 257-833-686-000	Aldrin M. Cerrado Seller TIN: 129-433-783-000
Joshua Rueben G. Aragon Seller TIN: 229-841-413-000	Jennifer Ann L. See Seller TIN: 153985469
Laurence Erich C. Co Seller TIN: 408-919-328-000	Gmelina O. Guiang Seller TIN: 208-519-746-000
Krystal Lyn T. Uy Seller TIN: 211774666

SIGNED IN THE PRESENCE OF:

___________________________ ________________________________

[NOTARY PAGE FOLLOWS]

2

ACKNOWLEDGMENT

Republic of the Philippines )

Makati City )S.S.

BEFORE ME, a notary public duly authorized in the city named above to take acknowledgments, personally appeared:

Name	Identification No. (Passport No. or any Government Issued ID No.	Place/Date of Issue
Michael George C. Lim
Aldrin M. Cerrado
Joshua Rueben G. Aragon
Jennifer Ann L. See
Laurence Erich C. Co
Gmelina O. Guiang
Krystal Lyn T. Uy

who were identified by me through competent evidence of identity to be the same persons described in the foregoing instruments, who acknowledged before me that their signatures on the instrument was voluntarily affixed by them for the purposes stated therein, and who declared to me that they executed the instrument as their free and voluntary act and deed and the free and voluntary act and deed of their principals.

This instrument refers to a Share Purchase Agreement consisting of twenty-five (25) pages, including this page signed by the parties and their material witnesses on each and every page thereof.

WITNESS MY HAND AND SEAL this ________________.

Doc. No. ___;

Page No. ___;

Book No. ___;

Series of 2022.

3

WITNESS MY HAND THIS 14th day of February 2022 at _________________.

Push Delivery Pte Ltd By: Dennis Nguyen Buyer TIN:

[NOTARY AND APOSTILLE]

4

EXHIBIT A

FORM OF DEED OF ASSIGNMENT OF SHARES

THIS DEED OF ASSIGNMENT (the “Deed”), executed this February 14, 2022 at ______________ by:

[NAME], [nationality], [civil status], of legal age, with address at [address], (hereinafter referred to as the “Seller”);

-in favor of-

[NAME OF CORPORATION], a corporation duly organized and existing under and by virtue of the laws of [place of incorporation], with principal office [address of the principal office] (hereinafter referred to as the “Buyer”).

WITNESSETH; That-

WHEREAS, the Seller is the sole, absolute, beneficial and registered owner of [number of shares] ([_]) shares of stock (“Shares”), represented by Stock Certificate Number __, in NEW RETAIL EXPERIENCE, INCORPORATED (“NREI” or the “Corporation”) is a corporation duly organized and existing under the laws of the Philippines, having its registered office at Unit 405 Sofia Tower Don A. Roces Avenue Laging Handa, Quezon City, Second District, NCR, Philippines 1103.

WHEREAS, Seller has offered to sell the Shares to the Buyer, and the Buyer has accepted the offer;

NOW THEREFORE, for valuable consideration in the amount of [purchase price ([_]), the Seller hereby absolutely and irrevocably sells, assigns, transfers and conveys unto the Buyer full rights, ownership, possession and title to the Shares, free from all encumbrances, liens and charges.

IN WITNESS WHEREOF, the Parties hereto have signed this Deed this 09 day of February 2022, at _____________ City, Philippines.

By:	By:

Seller	Buyer

SIGNED IN THE PRESENCE OF:

___________________________ ________________________________

5

ACKNOWLEDGMENT

Republic of the Philippines )

_______ ) S.S.

BEFORE ME, a notary public duly authorized in the city named above to take acknowledgments, personally appeared:

Name	Identification No. (Passport No. or any Government Issued ID No.	Place/Date of Issue

who were identified by me through competent evidence of identity to be the same persons described in the foregoing instruments, who acknowledged before me that their signatures on the instrument was voluntarily affixed by them for the purposes stated therein, and who declared to me that they executed the instrument as their free and voluntary act and deed.

This instrument refers to Deed of Assignment consisting of _____ (___) pages, including this page signed by the parties and their material witnesses on each and every page thereof.

WITNESS MY HAND AND SEAL this ________________.

Doc. No. ___;

Page No. ___;

Book No. ___;

Series of 2022.

6

EXHIBIT “B”

CLOSING DOCUMENTS TO BE DELIVERED BY THE SELLERS, THROUGH MR. MICHAEL GEORGE C. LIM TO BUYER

1.	Original copies of the Certificate of Incorporation and By-Laws of New Retail Experience, Incorporated (“NREI”)
2.	Stock Certificate Book
3.	Stock and Transfer Book
4.	NREI Dry Seal
5.	Quezon City Local Government Unit Mayor’s Permit Plate
6.	NREI’s Bureau of Internal Revenue (“BIR”)’s Certificate of Registration (TIN 010-455-785-000) dated June 19, 2020
7.	NREI’s BIR-registered books of Cash Disbursement, Cash Receipt, Journal, Ledger, Subsidiary Purchase and Subsidiary Sales
8.	Original Authority to Print (OCN3AU0001806034) dated July 10, 2020, covering the printing of Sales Invoice, Collection Receipt and Delivery Receipt
9.	Original Certificate of Registration with Social Security Service, if secured before the Closing Date
10.	Original Certificate of Registration with Home Development Mutual Fund, if secured before the Closing Date
11.	Original Certificate of Registration with Philippine Health Insurance Commission, if secured before the Closing Date
12.	Original Certificate of Registration with National Privacy Commission with Registration No. PIC-001-065-2021 with effectivity until March 8, 2022
13.	Original Certificate of Registration issued by the Intellectual Property Office for the Trademark of “pushkart.ph”
14.	Original Certificate of Registration and deposit entitled: PUSHKART.PH ONLINE GROCERY WEBSITE registered with the National Library of the Philippines
15.	Original Deed of Assignment and Waiver of Moral Rights dated August 12, 2021 where Kevi Krew, Inc. assigned and waived its moral rights over the PUSHKART.PH ONLINE GROCERY WEBSITE software in favor of NREI
7

EXHIBIT C

DEED OF ASSIGNMENT WITH WAIVER OF MORAL RIGHTS

KNOW ALL MEN BY THESE PRESENTS:

This ASSIGNMENT OF COPYRIGHT AND WAIVER OF MORAL RIGHTS over the work entitled:

Pushkart.ph Online Grocery Website

executed by and between:

NEW RETAIL EXPERIENCE INCORPORATED, a domestic corporation with office address located Unit 405 Sofia Tower, Don A. Roces Ave., Laging Handa, Quezon City, represented herein by [], with Secretary’s Certificate dated [] hereinafter referred to as the “Assignor”.

-	and –
-

Push Delivery Pte Ltd. (“Push Delivery”), a corporation registered under the laws of the Republic of Singapore with office address at Grace Global Raffles, #10-02, 137 Market Street, Singapore, 048943, hereinafter represented by its Chief Executive Officer, Dennis Nguyen, hereafter referred to as the “Assignee”

WITNESSETH, That:

1.                   The Assignor is the Owner of the work entitled Pushkart.ph Online Grocery Website (hereinafter referred to as the “Work”);

2.                   The Assignor desires to assign and transfer his copyright over the work in favor of the Assignee and waive his moral rights over the same;

3.                   The Assignee is willing to accept the assignment of copyright and waiver of moral rights over the Work;

4.                   For good and valuable consideration, receipt of which is hereby acknowledged, the Assignor hereby assigns and transfers unto the Assignee all of his rights and interests in the copyright over the Work, which consists of the following:

a.	The exclusive right to produce the Work or a substantial portion thereof or to authorize a third party to reproduce the Work on his behalf;

b.	The exclusive right to the first distribution of the original of the Work or each copy thereof either by sale or other form of transfer;

c.	The exclusive right to prepare derivative versions or adaptations of the Work;

d.	The exclusive right to prohibit the unauthorized public exhibition or display of Work;

e.	The exclusive right to secure from the National Library a copyright registration over the Work in its name and the right to recover damages arising from the infringement of copyright over the Work; and

f.	Such other rights as are necessary in the Assignee’s exercise of exclusive ownership of copyright over the Work;

5.                For the same consideration mentioned in item number 4, the Assignor likewise hereby expressly waives his moral rights over the Work, which consists of the following:

a.	The right to require that the authorship of the Work be attributed to him, in particular, the right that his name, as far as practicable, be indicated in a prominent way on the copies, and in accordance with the public use of his Work;

b. The right to make any alterations of his Work prior to, or to withhold it from, publication;

c.	The right to object to any distortion, mutilation, or other modification of, or other derogatory action in relation to, his Work which would be prejudicial to his honor or reputation; and
d.	The right to restrain the use of his name with respect to any work not of his creation or in a distorted version of his Work.

6.       The waiver by the Assignor of his moral rights over the Work as stipulated in item number 5 notwithstanding, the Assignee hereby undertakes not to use the name of the Assignor, or the title of his Work, or otherwise to make use of his reputation with respect to any version or adaptation of his Work which, because of alterations therein, would substantially tend to injure the literary or artistic reputation of another author; or to use the name of the Assignor with respect to a work he did not create.

IN WITNESS WHEREOF, the undersigned Assignor and Assignee have executed these presents this ___ of ___________ 202 at _____________.

In the presence of:

_______________________ _______________________

ACKNOWLEDGMENT

REPUBLIC OF THE PHILIPPINES)

______________________________) S.S.

BEFORE ME, a Notary Public, in and for ___________, this ___day of___________2022, personally appeared the following:

Name Government Issued ID Date/Place Issued

_______________________ _______________________ ________/_______________

_______________________ _______________________ ________/_______________

known to me and to me known to be the same persons who executed the foregoing instrument and acknowledged to me that the same are in an act of their free will and deed and that of their respective principals.

WITNESS MY HAND AND SEAL on the date and at the place first hereinabove written.

Doc. No.

Page No.

Book No.

Series of 2022.

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EXHIBIT D

DEED OF ASSIGNMENT

OF REGISTERED TRADEMARK

KNOW ALL MEN BY THESE PRESENTS:

This ASSIGNMENT OF REGISTERED TRADEMARK executed by and between:

NEW RETAIL EXPERIENCE INCORPORATED, a domestic corporation with office address located Unit 405 Sofia Tower, Don A. Roces Ave., Laging Handa, Quezon City, represented herein by [], with Secretary’s Certificate dated [] hereinafter referred to as the “Assignor”.

-	and –
-

Push Delivery Pte Ltd. (“Push Delivery”), a corporation registered under the laws of the Republic of Singapore with office address at Grace Global Raffles, #10-02, 137 Market Street, Singapore, 048943, hereinafter represented by its Chief Executive Officer, Dennis Nguyen, hereafter referred to as the “Assignee”

W I T N E S S E T H:

1.                   That the ASSIGNOR has/have adopted, used and is/are using the Trademark/Trade name/Service mark/Collective mark or Trade name “pushkart.ph”, on his/her/its their goods/products/business/services which was registered under Certificate of Registration No. 4-2020-514102 issued on 18 April 2021 by the Intellectual Property Office;

2.                   That the ASSIGNEE(S) is/are desirous of acquiring said Trademark/Trade name/Service mark/Collective mark or Trade name and the registration thereof;

3.                   That for good and valuable consideration, receipt of which is hereby acknowledged, the ASSIGNOR does/do hereby sell, assign and transfer unto the said ASSIGNEE(S) all the rights, title and interest in and to the herein subject Trademark/Trade name/Service mark/Collective mark or Trade name together with the goodwill of the business that has accrued through the use; and

IN WITNESS WHEREOF, the undersigned ASSIGNOR(S) and ASSIGNEE(S) have executed these presents this ___ of ___________ 2022 at _______.

In the presence of:

_______________________ _______________________

Witness for the Assignor Witness for the Assignee

(Signature over printed name) (Signature over printed name)

ACKNOWLEDGMENT

REPUBLIC OF THE PHILIPPINES)

______________________________) S.S.

BEFORE ME, a Notary Public, in and for ___________, this ___day of___________2022, personally appeared the following:

Name Government Issued ID Date/Place Issued

_______________________ _______________________ ________/_______________

_______________________ _______________________ ________/_______________

known to me and to me known to be the same persons who executed the foregoing instrument and acknowledged to me that the same is their free act and deed.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal this ____day of ________________at ______________.

Doc. No.

Page No.

Book No.

Series of 20__.

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